Exhibit 10.18

INTERCREDITOR AGREEMENT JOINDER

The undersigned, iParty Corp., a Delaware corporation, and iParty Retail Stores Corp., a Delaware corporation, each hereby agree to become party as a Grantor under the Intercreditor Agreement dated as of July 27, 2012 (the “Intercreditor Agreement”) among PC INTERMEDIATE HOLDINGS, INC. a Delaware corporation, PARTY CITY HOLDINGS INC., a Delaware corporation, PARTY CITY CORPORATION, a Delaware corporation, the other GRANTORS from time to time party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as Revolving Facility Security Agent, and DBTCA, as Term Loan Security Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Section 6 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the grantor has caused this Intercreditor Agreement Joinder to be executed by its officer below as of June 7, 2013.

iParty Corp.
iParty Retail Stores Corp.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President